AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-605(a)(4) of the Maryland General Corporation Law, the Board of Directors of the Corporation has renamed the duly established and allocated series of the Corporation's stock as follows:

         New Series Name                                      Prior Series Name

American Century - Twentieth Century                          Growth Investors
         Growth Fund
American Century - Twentieth Century                          Select Investors
         Select Fund
American Century - Twentieth Century                          Ultra Investors
         Ultra Fund
American Century - Twentieth Century                          Vista Investors
         Vista Fund
American Century - Twentieth Century                          Heritage Investors
         Heritage Fund
American Century - Twentieth Century                          Giftrust Investors
         Giftrust
American Century Balanced Fund                                Balanced Investors
American Century - Benham Cash                                Cash Reserve
         Reserve Fund
American Century - Benham Short-Term                          U.S. Governments Short-Term
         Government Fund
American Century - Benham Bond Fund                           Long-Term Bond
American Century - Benham Intermediate-Term                   Tax-Exempt Intermediate-Term
         Tax-Exempt Fund
American Century - Benham Long-Term                           Tax-Exempt Long-Term
         Tax-Exempt Fund
American Century - Benham Limited-Term                        Tax-Exempt Short-Term
         Tax-Exempt Fund
American Century - Benham Intermediate-Term                   U.S. Governments Intermediate-Term
         Government Fund
American Century - Benham Limited-Term                        Limited Term Bond
         Bond Fund
American Century - Benham Intermediate-Term                   Intermediate-Term Bond
         Bond Fund
American Century - Twentieth Century New                      Twentieth Century New
         Opportunities Fund                                         Opportunities Fund

The name changes shall be effective on January 1, 1997.

         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH:   The  Board  of  Directors  of  the  Corporation  duly  adopted resolutions renaming the Series, as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 2nd day of December, 1996.

                                               AMERICAN CENTURY MUTUAL
ATTEST:                                        FUNDS, INC.


/s/ Patrick A. Looby                           By:   /s/ William M. Lyons
Name: Patrick A. Looby                         Name: William M. Lyons
Title:   Assistant Secretary                   Title:   Executive Vice President


         THE UNDERSIGNED Executive Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  December 2, 1996              /s/ William M. Lyons
                                      William M. Lyons, Executive Vice President